Exhibit 99.1

For Immediate Release

Contact:	(News Media) Tony Zehnder +1.312.396.7086
(Investors) Scott Galovic +1.317.817.3228

CNO provides historical financial information
related to two new reporting segments

Carmel, Ind. October 27, 2010 – CNO Financial Group, Inc. (NYSE:CNO) is providing additional financial information to reflect its new reporting segments, designed to give a sharpened focus and greater visibility about business line performance.  Recently, the Company split its former Conseco Insurance Group segment into two new segments – Washington National and Other CNO Business (“OCB”).  This change did not have any impact on CNO’s historical consolidated results, nor on the historical reported earnings for Bankers Life, Colonial Penn and the Corporate segments.  CEO Jim Prieur said “Splitting the Conseco Insurance Group segment into these two segments is another step toward increased transparency.  Not only will it provide greater visibility into the performance of our actively sold lines of business, but it will also sharpen our focus on improving the results of the closed blocks of business.”

Commencing July 1, 2010, management has changed the manner in which it disaggregates the Company’s operations for making operating decisions and assessing performance.  As a result, the Company manages its business through the following operating segments: Bankers Life, Colonial Penn and Washington National, which are defined on the basis of product distribution; OCB, comprised primarily of closed blocks; and corporate operations, comprised of holding company activities and certain noninsurance company businesses.  All prior period segment disclosures have been restated to conform to management’s current view of the Company’s operating segments.  The Company’s segments are described below:

•
Bankers Life, which markets and distributes Medicare supplement insurance, interest-sensitive life insurance, traditional life insurance, fixed annuities and long-term care insurance products to the middle-income senior market through a dedicated field force of career agents and sales managers supported by a network of community-based branch offices.  The Bankers Life segment includes primarily the business of Bankers Life and Casualty Company.  Bankers Life also markets and distributes Medicare Advantage plans primarily through a distribution arrangement with Humana Inc. and Medicare Part D prescription drug plans through a distribution and reinsurance arrangement with Coventry Health Care.

•
Washington National, which markets and distributes supplemental health (including specified disease, accident and hospital indemnity insurance products) and traditional life insurance to middle-income consumers at home and at the worksite.  These products are marketed through Performance Matters Associates, Inc., a wholly owned subsidiary, and through independent marketing organizations and insurance agencies.  Products being marketed by Washington National are underwritten by Washington National Insurance Company.

•	Colonial Penn, which markets primarily graded benefit and simplified issue life insurance directly to customers through television advertising, direct mail, the internet and telemarketing. The Colonial Penn segment includes primarily the business of Colonial Penn Life Insurance Company.

•
OCB, which consists of blocks of interest-sensitive life insurance, traditional life insurance, annuities, long-term care insurance and other supplemental health products.  These blocks of business are not being actively marketed and were primarily issued or acquired by Conseco Life Insurance Company and Washington National Insurance Company.

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CNO Financial (2)
October 27, 2010

The following summarizes certain financial information for the Washington National and Other CNO Business segments for the last six quarters ended June 30, 2010 (dollars in millions):

Washington National

Operating income before taxes	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10

Insurance policy income	$151.0	$150.3	$149.7	$146.9	$145.4	$144.7
Net investment income (loss):
General account invested assets	49.0	48.8	47.8	45.6	45.5	45.8
Trading account income related to reinsurer accounts	(1.7)	2.8	3.7	(.6)	.8	1.1
Change in value of embedded
derivatives related to modified
coinsurance agreements	.2	(2.7)	(3.5)	(.5)	(.9)	(1.0)
Fee revenue and other income	.7	.4	.5	(.1)	.3	.2

Total revenues	199.2	199.6	198.2	191.3	191.1	190.8

Insurance policy benefits	114.4	120.9	115.6	116.1	112.5	116.7
Amortization related to operations	15.9	13.3	12.9	11.8	14.8	13.1
Other operating costs and expenses	35.3	40.2	40.6	40.4	36.2	39.9

Total benefits and expenses	165.6	174.4	169.1	168.3	163.5	169.7

Operating income before income taxes	$33.6	$25.2	$29.1	$23.0	$27.6	$21.1

Health benefit ratios	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10

Medicare supplement:
Earned premium	$47.3	$45.9	$44.8	$43.6	$41.6	$40.2
Benefit ratio	67.3%	71.2%	68.2%	66.3%	65.7%	65.8%

Supplemental health: *
Earned premium	$93.8	$94.7	$95.2	$97.9	$98.0	$99.1
Benefit ratio	76.0%	83.3%	76.6%	82.0%	82.3%	83.2%
Interest-adjusted benefit ratio	42.2%	49.7%	42.9%	49.1%	49.4%	52.0%

Premiums collected	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10

Health:
Supplemental health *	$93.0	$95.1	$96.2	$99.0	$99.6	$100.2
Medicare supplement	42.8	44.4	46.9	43.7	40.7	38.7
Other health	1.3	1.2	1.4	1.3	1.1	1.0
Life	9.0	8.4	8.4	4.3	4.4	3.8

Total	$146.1	$149.1	$152.9	$148.3	$145.8	$143.7
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*  Includes specified disease, accident and hospital indemnity insurance products.

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CNO Financial (3)
October 27, 2010
Other CNO Business

Operating income (loss) before taxes	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10

Insurance policy income	$93.2	$90.7	$80.8	$75.7	$74.8	$73.2
Net investment income (loss):
General account invested assets	94.4	89.7	86.7	86.3	87.8	88.5
Fixed index products	(7.0)	(.4)	11.0	3.4	3.9	(6.5)
Trading account income related to policyholder accounts	(.6)	2.9	4.5	1.0	.9	(1.6)

Total revenues	180.0	182.9	183.0	166.4	167.4	153.6

Insurance policy benefits	100.2	94.5	91.0	90.9	90.3	84.3
Amounts added to policyholder
account balances:
Annuity products and interest-
sensitive life products other than fixed index products	35.5	35.5	35.0	32.8	32.4	31.4
Fixed index products	(.2)	6.9	18.1	11.5	10.6	.5
Amortization related to operations	20.9	20.5	18.9	21.3	12.2	3.6
Interest expense on investment borrowings	5.2	5.2	5.1	5.0	5.0	5.0
Other operating costs and expenses	20.8	24.3	22.4	34.6	18.8	20.0

Total benefits and expenses	182.4	186.9	190.5	196.1	169.3	144.8

Operating income (loss) before income taxes	$(2.4)	$(4.0)	$(7.5)	$(29.7)	$(1.9)	$8.8

Health benefit ratios	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10

Long-term care:
Earned premium	$8.3	$8.1	$7.9	$7.8	$7.7	$7.5
Benefit ratio	210.1%	182.2%	154.2%	199.4%	187.2%	212.9%
Interest-adjusted benefit ratio	132.0%	103.1%	73.8%	122.1%	96.8%	128.0%

Premiums collected	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10

Annuity	$19.5	$22.3	$25.2	$11.4	$5.1	$4.2
Health:
Long-term care	8.4	8.0	7.6	7.4	7.7	7.5
Other health	.7	.6	.8	.6	.7	.7
Life	55.4	54.0	51.9	48.9	50.2	46.9

Total	$84.0	$84.9	$85.5	$68.3	$63.7	$59.3

Conference Call
The Company will host a conference call to discuss the split of the Conseco Insurance Group segment into Washington National and Other CNO Business on October 28, 2010 at 4:00 p.m. Eastern Daylight Time.  The webcast can be accessed through the investors section of the company’s website:  http//investor.CNOinc.com.  Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.  During the call, we will be referring to a presentation that will be available at the Investors section of the Company’s website the morning of the call.     During the call, the Company will discuss historical information for the Washington National and Other CNO Business segments.  Third quarter results will be discussed on a separate call on November 3rd.  In addition, the Investors section of the Company’s website will be updated on the morning of the call to include our 2Q2010 Quarterly Financial Supplement, revised to provide historical information related to the two new reporting segments.
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CNO Financial (4)
October 27, 2010

About CNO
CNO is a holding company.  Our insurance subsidiaries – principally Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company – serve working American families and seniors by helping protect against financial adversity and provide for a more secure retirement.  For more information, visit CNO online at www.CNOinc.com.

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CNO Financial (5)
October 27, 2010

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial’s products and trends in CNO Financial’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ‘‘forward-looking’’ information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing a reduction in investment income, the margins of our subsidiaries’ fixed annuity and life insurance businesses and demand for their products; (ii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (iv) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (v) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vi) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (vii) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (viii) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their  value; (ix) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (x) changes in accounting principles and the interpretation thereof; (xi) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xiii) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xiv) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xvi) our ability to complete the remediation of  the material weakness in internal controls over our actuarial reporting process and to maintain effective controls over financial reporting; (xvii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xviii) our ability to achieve eventual upgrades of the  financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xx) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.  Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.  Our forward-looking statements speak only as of the date made.  We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.